Exhibit 10.50

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 27, 2023, by and between CAN B̅ CORP., a Florida corporation, with headquarters located at 960 South Broadway, Suite 120, Hicksville, NY 11801 (the “Company”), and the buyer identified on the signature page hereto (the “Buyer”).

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B. Buyer desires to purchase from the Company, and the Company desires to issue and sell to the Buyer, upon the terms and conditions set forth in this Agreement, a promissory note of the Company, in the aggregate principal amount identified on the signature page hereto (as the principal amount thereof may be increased pursuant to the terms thereof, and together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof) in the form attached hereto as Exhibit A, convertible into shares of common stock, nil par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note;

C. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of the Note as is set forth immediately below its name on the signature pages hereto; and

D. The Company wishes to issue a common stock purchase warrant to purchase the number of shares of Common Stock identified on the signature page hereto in the form attached hereto as Exhibit B (the “Warrant”, together with this Agreement, the Note, all exhibits and schedules thereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder, the “Transaction Documents”) to the Buyer as additional consideration for the purchase of the Note, which shall be earned in full as of the Closing Date, as further provided herein.

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale of Note and Warrant.

(a) Purchase of Note. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company, the Note, as further provided herein. As used in this Agreement, the term “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed; provided, for the avoidance of doubt, that no such commercial banks shall be considered to be authorized or required by law or executive order to remain closed as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of such commercial banks are generally open for sue by customers on such day.

(b) Form of Payment. On the Closing Date: (i) the Buyer shall pay the amount identified on the signature page hereto as the actual amount of the purchase price of the Note (the “Purchase Price”), to be issued and sold to it at the Closing (as defined below), by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note, and (ii) the Company shall deliver such duly executed Note and Warrant, on behalf of the Company, to the Buyer, against delivery of such Purchase Price. At the Closing, the Company shall reimburse the Buyer for $50,000 of Buyer’s legal fees in connection with the transactions contemplated by this Agreement, which amount may be withheld from the Purchase Price at the Buyer’s discretion.

(c) Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be on the date that the Purchase Price for the Note is paid by Buyer pursuant to terms of this Agreement.

(d) Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

(e) Warrant. On or before the Closing Date, the Company shall issue the Warrant to the Buyer pursuant to the terms contained therein, which shall be earned in full as of the Closing Date.

2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company as of the Closing Date that:

(a) Investment Purpose. As of the Closing Date, the Buyer is purchasing the Note and the Warrant (the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (the “Conversion Shares”), and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrant (the “Exercise Shares”)), together with the Note and the Warrant shall collectively be referred to herein as the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors, if any, have been, and for so long as the Note remains outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Note remains outstanding will continue to be, afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.

(e) Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

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(f) Transfer or Re-sale. The Buyer understands that (i) the sale or resale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (1) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (2) the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel (which may be the Legal Counsel Opinion (as defined below)) that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (3) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (4) the Securities are sold pursuant to Rule 144 or other applicable exemption, or (5) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged in connection with a bona fide margin account or other lending arrangement secured by the Securities, and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer in effecting such pledge of Securities shall be not required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or otherwise.

(g) Legends. The Buyer understands that until such time as the Securities have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE/EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate or book entry statement for the applicable shares of Common Stock without such legend to the holder of any Security upon which it is stamped or (as requested by such holder) issue the applicable shares of Common Stock to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (i) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (ii) the Company or the Buyer provides the Legal Counsel Opinion (as contemplated by and in accordance with Section 4(n) hereof) to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144, Rule 144A, Regulation S, or other applicable exemption at the Deadline (as defined in the Note), it will be considered an Event of Default under Section 4.1(c) of the Note.

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(h) Authorization; Enforcement. This Agreement has been duly and validly authorized by the Buyer and has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer as of the Closing Date that:

(a) Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, if any, free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid. Neither the Company nor any of its Subsidiaries are in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiary” means any corporation, limited liability company or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note, and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Warrant, the Note, Conversion Shares, and the Exercise Shares by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note, Warrant, as well as the issuance and reservation for issuance of the Conversion Shares and Exercise Shares issuable upon conversion of the Note and/or exercise of the Warrant) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, its shareholders, or its debt holders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign such Transaction Documents and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Transaction Documents, each of such instruments will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

(c) Capitalization; Governing Documents. As of January 23, 2023, the authorized capital stock of the Company consisted of: 1,500,000,000 authorized shares of Common Stock, of which 4,595,182 shares were issued and outstanding, and 5,000,000 authorized shares of preferred stock, of which 1,077 shares of Series C Preferred Stock, and 4,000 shares of Series D Preferred Stock were issued and outstanding. All of such outstanding shares of capital stock of the Company, the Conversion Shares, and the Exercise Shares are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, other than as disclosed on Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of any of the Securities. The Company has furnished to the Buyer true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

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(d) Issuance of Conversion Shares and Exercise Shares. The Conversion Shares and Exercise Shares are duly authorized and reserved for issuance and, upon conversion of the Note and/or exercise of the Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

(e) Issuance of Warrant. The issuance of the Warrant is duly authorized and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

(f) Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect of the Conversion Shares and Exercise Shares to the Common Stock upon the conversion of the Note and/or exercise of the Warrant. The Company further acknowledges that its obligation to issue, upon conversion of the Note and/or exercise of the Warrant, the Conversion Shares and/or Exercise Shares, are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(g) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Exercise Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, evidence of indebtedness, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities is subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), or (iv) except as disclosed on Schedule 3(c)(iii) trigger any anti-dilution and/or ratchet provision contained in any other contract in which the Company is a party thereto or any security issued by the Company. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents in accordance with the terms hereof or thereof or to issue and sell the Note or the Warrant in accordance with the terms hereof and, upon conversion of the Note and/or exercise of the Warrant, issue the Conversion Shares and/or Exercise Shares as applicable. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market (as defined herein) and does not reasonably anticipate that the Common Stock will be delisted by the Principal Market in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The “Principal Market” shall mean the principal securities exchange or trading market where such Common Stock is listed or traded, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets.

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(h) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2022, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the 1934 Act. The Company has never been a “shell company” as described in Rule 144(i)(1)(i).

(i) Absence of Certain Changes. Since December 31, 2022, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

(j) Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The SEC Documents contain a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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(k) Intellectual Property. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

(l) No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

(m) Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(n) Transactions with Affiliates. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options described in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(o) Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

(p) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

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(q) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

(r) No Brokers; No Solicitation. Other than as set forth on Schedule 3(r), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement, or the transactions contemplated hereby. The Company acknowledges and agrees that neither the Buyer nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited the Company to enter into this Agreement and consummate the transactions described in this Agreement.

(s) Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2022, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(t) Environmental Matters.

(i) There are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Laws, and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(iii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

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(u) Title to Property; Liens. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(u), if attached hereto, or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Company will provide to the Buyer true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

(w) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Internal Accounting Controls. The Company and its Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the 1934 Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(y) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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(z) Solvency; Indebtedness. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company’s financial statements for its most recent fiscal year end and interim financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Schedule 3(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments, and except as set forth in Schedule (z) none of the Company or its Subsidiaries are in default of any such Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

(aa) No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

(bb) No Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(cc) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(ff) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(gg) Breach of Representations and Warranties by the Company. The Company agrees that if the Company breaches any of the representations or warranties set forth in this Section 3 and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section 4.1(d) of the Note.

4. Additional Covenants, Agreements and Acknowledgments.

(a) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

(b) Use of Proceeds. The Company shall use the proceeds for business development and the repayment of existing indebtedness as agreed upon between the Company and the Buyer, and not for (i) the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates, (ii) any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the Company’s currently existing operations), (iii) any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company, or (iv) in violation or contravention of any applicable law, rule or regulation.

(c) Intentionally Omitted.

(d) Most Favored Nations. Buyer, whether or not participating in a particular Subsequent Placement, shall have the right, exercisable at any time prior to the expiration of the Offer Period for such Subsequent Placement, to accept the securities and terms of such Subsequent Placement in lieu of the Securities and the terms of this Agreement (“MFN Right”). If the Company receives such notice from Buyer of the exercise of its MFN Right as of the expiration of the Offer Period for such Subsequent Placement, then: (i) effective upon the closing of such Subsequent Placement, the terms of the securities (and, if and to the extent relevant, the underlying securities) then held by Buyer and this Agreement (collectively, “Present Terms”) shall automatically be amended by (x) substituting the form, mix and terms of such securities (and, if and to the extent relevant, the underlying securities) with those of the securities from the Subsequent Placement and (y) incorporating by reference, mutatis mutandis, the terms of the Subsequent Placement in lieu of the Present Terms; and (ii) thereafter, upon the reasonable request of the Company or Buyer, the parties shall reasonably cooperate with each other in order to further or better evidence or effect such substitution(s) and amendment(s), and to otherwise carry out the intent and purposes of this Section, including the physical exchange of securities.

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(e) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Buyer in order to enforce any right or remedy under this Agreement, the Note and any document, agreement or instrument contemplated thereby. Notwithstanding any provision to the contrary contained in this Agreement, the Note and any document, agreement or instrument contemplated thereby, it is expressly agreed and provided that the total liability of the Company under this Agreement, the Note or any document, agreement or instrument contemplated thereby for payments which under applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under applicable law in the nature of interest that the Company may be obligated to pay under this Agreement, the Note and any document, agreement or instrument contemplated thereby exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law applicable to this Agreement, the Note and any document, agreement or instrument contemplated thereby is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Agreement, the Note and any document, agreement or instrument contemplated thereby from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Buyer with respect to indebtedness evidenced by this Agreement, the Note and any document, agreement or instrument contemplated thereby, such excess shall be applied by the Buyer to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Buyer’s election.

(f) Restriction on Activities. Commencing as of the date first above written, and until the earlier of payment of the Note in full or full conversion of the Note, the Company shall not, directly or indirectly, without the Buyer’s prior written consent, which consent shall not be unreasonably withheld: (i) change the nature of its business; or (ii) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business.

(g) Listing. The Company will, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Principal Market or any equivalent replacement exchange or electronic quotation system (including but not limited to the Pink Sheets electronic quotation system) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any notices it receives from the Principal Market and any other exchanges or electronic quotation systems on which the Common Stock is then traded regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

(h) Corporate Existence. The Company will, so long as the Buyer beneficially owns any of the Securities, maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading or quotation on the Principal Market, any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE MKT.

(i) No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(j) Breach of Covenants. The Company acknowledges and agrees that if the Company breaches any of the covenants set forth in this Section 4, in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section 4.1(c) of the Note.

(k) Compliance with 1934 Act; Public Information Failures. For so long as the Buyer beneficially owns the Note, Warrant, Conversion Shares, or any Exercise Shares, the Company shall comply with the reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act. During the period that the Buyer beneficially owns the Note, if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to the Buyer by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available pursuant to this Agreement, the Note, or at law or in equity), the Company shall pay to the Buyer an amount in cash equal to three percent (3%) of the Purchase Price on each of the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the date such Public Information Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 4(k) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (x) the last day of the calendar month during which such Public Information Failure Payments are incurred and (y) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 5% per month (prorated for partial months) until paid in full.

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(l) Acknowledgement Regarding Buyer’s Trading Activity. Until the Note is fully repaid or fully converted, the Buyer shall not effect any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of the Common Stock which establishes a net short position with respect to the Common Stock.

(m) Disclosure of Transactions and Other Material Information. By 9:00 a.m., New York time, following the date this Agreement has been fully executed, the Company shall file a Current Report on Form 8-K (if required) describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement, the form of Note (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Buyer shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate.

(n) Legal Counsel Opinions. Upon the request of the Buyer from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company’s transfer agent and the Buyer a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Conversion Shares and/or Exercise Shares by the Buyer or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the holding period requirements of Rule 144 are satisfied and provided the Conversion Shares and/or Exercise Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement) or other applicable exemption (provided the requirements of such other applicable exemption are satisfied). In addition, the Buyer may (at the Company’s cost) at any time secure its own legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion. The Company hereby agrees that it may never take the position that it is a “shell company” in connection with its obligations under this Agreement or otherwise.

(o) Piggyback Registration Rights. The Company hereby grants to the Buyer the piggy-back registration rights set forth on Exhibit C hereto and registration rights set forth in the registration rights agreement attached hereto as Exhibit D (the “RRA”).

(p) Intentionally Omitted.

(q) Subsequent Variable Rate Transactions. From the date hereof until such time as the Note is fully converted or fully repaid, the Company shall be prohibited from effecting or entering into an agreement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. The Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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(r) Intentionally Omitted.

(s) Non-Public Information. The Company covenants and agrees that neither it, nor any other person acting on its behalf will provide the Buyer or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Buyer shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, not to trade on the basis of, such material, non- public information, provided that the Buyer shall remain subject to applicable law. To the extent that any notice provided, information provided, or any other communications made by the Company, to the Buyer, constitutes or contains material non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice or other material information with the SEC pursuant to a Current Report on Form 8-K. In addition to any other remedies provided by this Agreement or the related transaction documents, if the Company provides any material non-public information to the Buyer without their prior written consent, and it fails to immediately (no later than that Business Day) file a Form 8-K disclosing this material non-public information, it shall pay the Buyer as partial liquidated damages and not as a penalty a sum equal to $3,000 per day beginning with the day the information is disclosed to the Buyer and ending and including the day the Form 8-K disclosing this information is filed.

(t) Uplist Offering. The Company shall use its commercially reasonable efforts to effect an Uplist Offering (as defined in the Note) within a reasonable time after the Closing Date.

5. Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Company’s transfer agent to issue certificates and/or issue shares electronically at the Buyer’s option, registered in the name of the Buyer or its nominee, upon conversion of the Note and/or exercise of the Warrant, the Conversion Shares and Exercise Shares, in such amounts as specified from time to time by the Buyer to the Company in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved shares of Common Stock in the Reserved Amount (as defined in the Note)) signed by the successor transfer agent to the Company and the Company. Prior to registration of the Conversion Shares and/or Exercise Shares under the 1933 Act or the date on which the Conversion Shares and/or Exercise Shares may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates or book entry shares shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Securities to be issued to the Buyer upon conversion of or otherwise pursuant to the Note and/or upon exercise of or otherwise pursuant to the Warrant as and when required by the Note and this Agreement; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Buyer upon conversion of or otherwise pursuant to the Note and/or upon exercise of or otherwise pursuant to the Warrant as and when required by the Note, Warrant, and/or this Agreement and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within 6 hours of each conversion of the Note and/or exercise of the Warrant. Nothing in this Section shall affect in any way the Buyer’s obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company, at the cost of the Company, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to 144, Rule 144A, Regulation S, or other applicable exemption, the Company shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

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6. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed this Agreement and delivered the same to the Company.

(b) The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

(c) The Buyer shall have delivered to the Company a copy of the letter agreement dated as of the date hereof by and among the Buyer, Arena Special Opportunities Partners I, LP, a Delaware limited partnership (“ASOP I”), Arena Special Opportunities Fund, LP, a Delaware limited partnership (“ASOF”, and together with ASOP I, collectively, the “Arena Purchasers”), Arena Investors, LP, a Delaware limited partnership (“Arena Investors”, and together with the Arena Purchasers, collectively, the “Arena Parties”), the Company and the Revenue Sweep Subsidiaries (as defined below), substantially in the form attached as Exhibit E hereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Arena-Walleye Intercreditor Agreement”), duly executed by the Buyer.

(d) The Buyer shall have delivered to the Company a copy of the Revenue Pledge and Security Agreement, duly executed by the Buyer.

(e) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(f) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Conditions to The Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Note, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to the Buyer.

(b) The Company shall have delivered to the Buyer the duly executed Note in such denominations as the Buyer shall request and in accordance with Section 1(b) above.

(c) The Company shall have delivered to the Buyer the duly executed Warrant.

(d) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

(e) The Company shall have delivered to the Buyer a duly executed RRA.

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(f) The Company shall have delivered to the Buyer a duly executed Amendment to Common Stock Warrant with respect to the warrant issued by the Company to the Buyer dated as of August 30, 2022, in form and substance satisfactory to the Buyer (the “Walleye Existing Warrant Amendment”).

(g) The Company shall have delivered to the Buyer that certain Revenue Pledge and Security Agreement, substantially in the form attached hereto as Exhibit F (the “Revenue Pledge and Security Agreement”), duly executed by the Company and each of Duramed, Inc., a Nevada limited liability company formerly known as DuramedNJ LLC and wholly-owned subsidiary of the Company (“Duramed”), Duramed, MI, LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“Duramed MI”), CO Botanicals LLC, a Nevada limited company and wholly-owned subsidiary of the Company (“CO Botanicals”), Botanical Biotech LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“Botanical Biotech”, and together with Duramed, Duramed MI, and CO Botanicals, the “Revenue Sweep Subsidiaries”).

(h) The Company shall have delivered to the Buyer (i) the Arena-Walleye Intercreditor Agreement, duly executed by the Arena Parties, the Company, and the Revenue Sweep Subsidiaries, (ii) a duly executed copy of that certain Assignment Agreement dated as of February 27, 2023 (the “Arena-Can B Assignment Agreement”) by and among the Company, Duramed, Duramed MI and the Arena Purchasers, and (iii) a duly executed copy of that certain Forbearance Agreement dated as of February 27, 2023 (the “Arena-Can B Forbearance Agreement”) by and among the Company, the Arena Purchasers, Arena Investors, LP, as agent for the Arena Purchasers (the “Arena Agent”), the Revenue Sweep Subsidiaries, TN Botanicals LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“TNB”), Imbibe Wellness Solutions, LLC, a Nevada limited liability company formerly known as Radical Tactical LLC and wholly-owned subsidiary of the Company (“Imbibe”), Imbibe Wellness Solutions II, LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“Imbibe II”), Pure Health Products LLC, a New York limited liability company and wholly-owned subsidiary of the Company (“PHP”), Green Grow Farms Inc., a New York corporation and wholly-owned subsidiary of the Company (“Green Grow”), PIVT LABS, LLC, a Nevada limited liability company formerly known as NY Hemp Depot LLC and wholly-owned subsidiary of the Company (“PIVT”).

(i) The Company shall have delivered to the Buyer duly executed amendment/modification agreements with respect to those certain outstanding promissory notes of the Company set forth on Schedule 7(i), each in form and substance satisfactory to the Buyer (the “Existing Debt Modification Agreements”).

(j) The Company shall have delivered a waiver of registration rights, in form and substance satisfactory to the Buyer, with respect to those registration rights agreements and securities purchase agreements granting registration rights listed on Schedule 7(j) (the “Waiver of Registration Rights”), duly executed by the Company, Mast Hill Fund, L.P., Fourth Man, LLC, Blue Lake Partners, LLC, the Arena Purchasers, and Alumni Capital LP.

(k) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(l) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(m) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

(n) Trading in the Common Stock on the Principal Market shall not have been suspended by the SEC, FINRA or the Principal Market.

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(o) The Company shall have delivered to the Buyer (i) a certificate of an officer of the Company evidencing the formation and good standing of the Company and each of the Revenue Sweep Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a recent date prior to the Closing Date and (ii) resolutions adopted by the Company’s Board of Directors and the applicable governing body of each of the Revenue Sweep Subsidiaries by written consent duly authorizing this Agreement and all other documents, instruments and transactions contemplated hereby.

(p) The Company shall have delivered to the Buyer a certificate of an officer of the Company, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in subparagraphs (a) through (m) of this Section.

(q) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Principal Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

8. Governing Law; Miscellaneous.

(a) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement, the Note, or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

(c) Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

17

(d) Severability. In the event that any provision of the Transaction Documents is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, the Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby.

(e) Entire Agreement; Amendments. The Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by the Buyer.

(f) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

CAN B̅ CORP.

960 South Broadway, Suite 120

Hicksville, NY 11801

Attention: Marco Alfonsi

e-mail: info@canbiola.com

If to the Buyer:

As provided on the signature page hereto

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

18

(j) Publicity. The Company, and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Principal Market or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, Principal Market (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Indemnification. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement or the Note, the Company shall defend, protect, indemnify and hold harmless the Buyer and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(n) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement, the Note, the Warrant, or any other agreement, certificate, instrument or document contemplated hereby or thereby will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, the Note, the Warrant, or any other agreement, certificate, instrument or document contemplated hereby or thereby, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement, the Note, the Warrant, or any other agreement, certificate, instrument or document contemplated hereby or thereby, and to enforce specifically the terms and provisions hereof and thereof, without the necessity of showing economic loss and without any bond or other security being required.

(o) Payment Set Aside. To the extent that the (i) Company makes a payment or payments to the Buyer hereunder, pursuant to the Note, pursuant to the Warrant, or pursuant to any other agreement, certificate, instrument or document contemplated hereby or thereby, or (ii) the Buyer enforces or exercises its rights hereunder, pursuant to the Note, pursuant to the Warrant, or pursuant to any other agreement, certificate, instrument or document contemplated hereby or thereby, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof (including but not limited to the sale of the Securities) are for any reason (A) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Buyer, or (B) are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then (1) to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (2) the Company shall immediately pay to the Buyer a dollar amount equal to the amount that was for any reason (x) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Buyer, or (y) required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action).

(p) Failure or Indulgence Not Waiver. No failure or delay on the part of the Buyer in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Buyer existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

[Signature Page Follows]

19

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

CAN B̅ CORP.

By:	/s/ Marco Alfonsi
Name:	MARCO ALFONSI
Title:	CHIEF EXECUTIVE OFFICER

BUYER:

Walleye Opportunities Master Fund Ltd

By:	/s/ William England
Name:	William England
Title:	Chief Executive Officer of the Manager

Address for Notice: 2800 Niagara Lane North, Plymouth, MN 55447

E-mail for Notice: legal@walleyecapital.com

Number of Shares of Common Stock Initially Issuable under the Warrant: 1,307,190

SUBSCRIPTION AMOUNT:

Principal Amount of Note: $1,823,529

Actual Amount of Purchase Price of Note: $1,550,000

20

Exhibit A

FORM OF NOTE

(see attached)

Exhibit B

FORM OF WARRANT

(see attached)

Exhibit C

PIGGY-BACK REGISTRATION RIGHTS

All of the Conversion Shares and the Exercise Shares shall be deemed “Registrable Securities” subject to the provisions of this Exhibit C. All capitalized terms used but not defined in this Exhibit C shall have the meanings ascribed to such terms in the Securities Purchase Agreement to which this Exhibit is attached.

1.	Piggy-Back Registration.

1.1 Piggy-Back Rights. If, at any time on or after the date of the Closing, the Company proposes to file any Registration Statement under the 1933 Act (a “Registration Statement”) with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan on Form S-8, (ii) for a dividend reinvestment plan, (iii) in connection with a merger or acquisition, or (iv) for the Uplist Offering (as defined in the Note), then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities appearing on the books and records of the Company as such a holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within three (3) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof (with the understanding that the Company shall file the initial prospectus covering the Buyer’s sale of the Registrable Securities at prevailing market prices on the same date that the Registration Statement is declared effective by the SEC).

1.2 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 1.5 below.

1.3 The Company shall notify the holders of Registrable Securities at any time when a prospectus relating to such holder’s Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of such holder, the Company shall also prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The holders of Registrable Securities shall not to offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

1.4 The Company may request a holder of Registrable Securities to furnish the Company such information with respect to such holder and such holder’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and such holders shall furnish the Company with such information.

1.5 All fees and expenses incident to the performance of or compliance with this Exhibit C by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which a holder of Registrable Securities intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Exhibit C and (vii) reasonable fees and disbursements of a single special counsel for the holders of Registrable Securities (selected by holders of the majority of the Registrable Securities requesting such registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any holder of Registrable Securities.

1.6 The Company and its successors and assigns shall indemnify and hold harmless the Buyer, each holder of Registrable Securities, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each individual or entity who controls the Buyer or any such holder of Registrable Securities (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Exhibit C, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding the Buyer or such holder of Registrable Securities furnished to the Company by such party for use therein. The Company shall notify the Buyer and each holder of Registrable Securities promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Exhibit C of which the Company is aware.

1.7 If the indemnification under Section 1.6 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 1.6 was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 1.7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 1.7, neither the Buyer nor any holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such party from the sale of all of their Registrable Securities pursuant to such Registration Statement or related prospectus exceeds the amount of any damages that such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

[End of Exhibit C]

Exhibit D

REGISTRATION RIGHTS AGREEMENT

(see attached)

Exhibit E

ARENA-WALLEYE INTERCREDITOR AGREEMENT

(see attached)

Exhibit F

REVENUE PLEDGE AND SECURITY AGREEMENT

(see attached)

Schedule 3(c)

Capitalization

(i)	Outstanding Derivative Securities:

1.	Warrants

1.	Warrant held by Arena Special Opportunities Partners I, LP, issued as of 5-17-2021 for the purchase of 1,529,670 (pre-split) shares of Common Stock of Can B Corp. at $.51 per share
2.	Warrant held by Arena Special Opportunities Fund, LP, issued as of 5-17-2021 for the purchase of 393,417 (pre-split) shares of Common Stock of Can B Corp. at $.51 per share
3.	Warrant held by Arena Special Opportunities Partners I, LP, issued as of 12-10-2020 for the purchase of 3,426,280 (pre-split) shares of Common Stock of Can B Corp. at $.45 per share
4.	Warrant held by Arena Special Opportunities Fund, LP, issued as of 12-10-2020 for the purchase of 131,325 (pre-split) shares of Common Stock of Can B Corp. at $.45 per share
5.	Warrant held by Garden State Securities, issued as of 1-6-2023 for the purchase of 1,921 shares of Common Stock of Can B Corp. at $6.40 per share
6.	Warrant held by Blue Lake Partners, LLC, issued as of 3-22-2022 for the purchase of 39,062 shares of Common Stock of Can B Corp. at $6.40 per share
7.	Warrant held by Mast Hill Fund, L.P., issued as of 3-22-2022 for the purchase of 54,687 shares of Common Stock of Can B Corp. at $6.40 per share
8.	Warrant held by Fourth Man, LLC, issued as of 4-22-2022 for the purchase of 23,437 shares of Common Stock of Can B Corp. at $6.40 per share
9.	Warrant held by J H. Darbie, issued as of 4-26-2022 for the purchase of 1,688 shares of Common Stock of Can B Corp. at $6.40 per share
10.	Warrant held by Alumni Capital LP issued as of 6-6-2022 for the purchase of 9,766 shares of Common Stock of Can B Corp. at $6.40 per share
11.	Warrant held by Walleye Opportunities Master Fund Ltd, issued as of 8-30-2022 for the purchase of 171,296 shares of Common Stock of Can B Corp. at $6.40 per share, as amended by the Walleye Existing Warrant Amendment
12.	Warrant held by Blue Lake Partners, LLC, issued as of 2-5-2023 for the purchase of 19,531 shares of Common Stock of Can B Corp. at $6.40 per share
13.	Warrant held by Mast Hill Fund, L.P., issued as of 2-5-2023 for the purchase of 27,343 shares of Common Stock of Can B Corp. at $6.40 per share
14.	Warrant held by Fourth Man, LLC, issued as of 2-5-2023 for the purchase of 10,195 shares of Common Stock of Can B Corp. at $6.40 per share

2.	Convertible Notes

1.	Convertible Note held by Walleye Special Opportunities Fund Ltd issued as of August 30, 2022 in the original principal amount of $385,000
2.	Convertible Note held by Blue Lake Partners, LLC issued as of March 22, 2022 in the original principal amount of $250,000
3.	Convertible Note held by Mast Hill Fund, L.P. issued as of March 22, 2022 in the original principal amount of $350,000
4.	Convertible Note held by Fourth Man, LLC issued as of April 22, 2022 in the original principal amount of $150,000
5.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP issued as of December 10, 2020 in the original principal amount of $102,538.10
6.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of December 10, 2020 in the original principal amount of $2,675,239.10
7.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP, issued as of May 17, 2021 in the original principal amount of $306,865.22
8.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of May 17, 2021 in the original principal amount of $1,193,134.78

9.	ClearThink Convertible Promissory Notes – All of the following Convertible Promissory Notes originally issued to Tysadco Partners, LLC have been amended and consolidated pursuant to that certain Amendment Modification to Convertible Promissory Note(s) dated as of January 31, 2023 by and between the Company and Tysadco Partners, LLC and are currently held by ClearThink Capital Partners LLC:

a.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Four Hundred Fifty Thousand and No/100 United States Dollars (US$450,000) dated February 25, 2022 and amended to Four Hundred Ninety-Five Thousand and No/100 United States Dollars (US$495,000) dated August 22, 2022
b.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Seventy-Five Thousand and No/100 United States Dollars (US$75,000) dated June 7, 2022 and amended to Eighty-Two Thousand Five Hundred and No/100 United States Dollars (US$82,500) dated January 31, 2023
c.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of One Hundred Ten Thousand and No/100 United States Dollars (US$110,000) dated August 12, 2022
d.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Sixty-Five Thousand and No/100 United States Dollars (US$65,000) dated September 19, 2022
e.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Fifty Thousand and No/100 United States Dollars (US$50,000) dated November 1, 2022
f.	Convertible Promissory issued to Tysadco Partners, LLC in the original principal amount of Fifty Thousand and No/100 United States Dollars (US$50,000) dated January 12, 2023

10.	Promissory Note dated June 6, 2022 held by ClearThink Capital Partners LLC in the original principal amount of $62,500 (the “ClearThink Note”). The ClearThink Note was originally issued by the Company to Alumni Capital LP on June 6, 2022 and subsequently assigned by Alumni Capital LP to ClearThink Capital Partners LLC on February 23, 2023 pursuant to that certain Note Purchase Agreement dated February 23, 2023 by and between Alumni Capital LP and ClearThink Capital Partners LLC.

(ii)	Registration Rights

1.	Registration Rights Agreement dated as of August 30, 2022, by and between Can B Corp. and Walleye Opportunities Master Fund Ltd
2.	Registration Rights Agreement dated as of March 22, 2022, by and between Can B Corp. and Mast Hill, Fund, L.P.
3.	Securities Purchase Agreement dated as of March 22, 2022, by and between Can B Corp. and Mast Hill, Fund, L.P.
4.	Registration Rights Agreement dated as of April 22, 2022, by and between Can B Corp. and Fourth Man, LLC
5.	Securities Purchase Agreement dated as of April 22, 2022, by and between Can B Corp. and Fourth Man, LLC
6.	Registration Rights Agreement dated as of March 22, 2022, by and between Can B Corp. and Blue Lake Partners, LLC
7.	Securities Purchase Agreement dated as of March 22, 2022, by and between Can B Corp. and Blue Lake Partners, LLC
8.	Registration Rights Agreement dated as of December 10, 2020, by and between Can B Corp. and Arena Special Opportunities Fund, LP
9.	Registration Rights Agreement dated as of December 10, 2020, by and between Can B Corp. and Arena Special Opportunities Partners I, LP
10.	Registration Rights Agreement dated as of June 6, 2022, by and between Can B Corp. and Alumni Capital LP
11.	Securities Purchase Agreement dated as of April 22, 2022, by and between Can B Corp. and Alumni Capital LP
12.	Registration Rights Agreement dated as of May 17, 2021, by and between Can B Corp. and Arena Special Opportunities Fund, LP
13.	Registration Rights Agreement dated as of May 17, 2021, by and between Can B Corp. and Arena Special Opportunities Partners I, LP

(iii)	Derivative Securities Containing Anti-Dilution Rights

1.	Warrants Containing Anti-Dilution Rights

1.	Warrant held by Arena Special Opportunities Partners I, LP, issued as of 5-17-2021 for the purchase of 1,529,670 (pre-split) shares of Common Stock of Can B Corp. at $.51 per share
2.	Warrant held by Arena Special Opportunities Fund, LP, issued as of 5-17-2021 for the purchase of 393,417 (pre-split) shares of Common Stock of Can B Corp. at $.51 per share
3.	Warrant held by Arena Special Opportunities Partners I, LP, issued as of 12-10-2020 for the purchase of 3,426,280 (pre-split) shares of Common Stock of Can B Corp. at $.45 per share
4.	Warrant held by Arena Special Opportunities Fund, LP, issued as of 12-10-2020 for the purchase of 131,325 (pre-split) shares of Common Stock of Can B Corp. at $.45 per share
5.	Warrant held by Garden State Securities, issued as of 1-6-2023 for the purchase of 1,921 shares of Common Stock of Can B Corp. at $6.40 per share
6.	Warrant held by Blue Lake Partners, LLC, issued as of 3-22-2022 for the purchase of 39,062 shares of Common Stock of Can B Corp. at $6.40 per share
7.	Warrant held by Mast Hill Fund, L.P., issued as of 3-22-2022 for the purchase of 54,687 shares of Common Stock of Can B Corp. at $6.40 per share
8.	Warrant held by Fourth Man, LLC, issued as of 4-22-2022 for the purchase of 23,437 shares of Common Stock of Can B Corp. at $6.40 per share
9.	Warrant held by J H. Darbie, issued as of 4-26-2022 for the purchase of 1,688 shares of Common Stock of Can B Corp. at $6.40 per share
10.	Warrant held by Alumni Capital LP issued as of 6-6-2022 for the purchase of 9,766 shares of Common Stock of Can B Corp. at $6.40 per share
11.	Warrant held by Walleye Opportunities Master Fund Ltd, issued as of 8-30-2022 for the purchase of 171,296 shares of Common Stock of Can B Corp. at $6.40 per share, as amended by the Walleye Existing Warrant Amendment
12.	Warrant held by Blue Lake Partners, LLC, issued as of 2-5-2023 for the purchase of 19,531 shares of Common Stock of Can B Corp. at $6.40 per share
13.	Warrant held by Mast Hill Fund, L.P., issued as of 2-5-2023 for the purchase of 27,343 shares of Common Stock of Can B Corp. at $6.40 per share
14.	Warrant held by Fourth Man, LLC, issued as of 2-5-2023 for the purchase of 10,195 shares of Common Stock of Can B Corp. at $6.40 per share

2.	Convertible Notes Containing Anti-Dilution Rights

1.	Convertible Note held by Walleye Special Opportunities Fund Ltd issued as of August 30, 2022 in the original principal amount of $385,000
2.	Convertible Note held by Blue Lake Partners, LLC issued as of March 22, 2022 in the original principal amount of $250,000
3.	Convertible Note held by Mast Hill Fund, L.P. issued as of March 22, 2022 in the original principal amount of $350,000
4.	Convertible Note held by Fourth Man, LLC issued as of April 22, 2022 in the original principal amount of $150,000
5.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP issued as of December 10, 2020 in the original principal amount of $102,538.10
6.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of December 10, 2020 in the original principal amount of $2,675,239.10
7.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP, issued as of May 17, 2021 in the original principal amount of $306,865.22
8.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of May 17, 2021 in the original principal amount of $1,193,134.78
9.	Promissory Note dated June 6, 2022 held by ClearThink Capital Partners LLC in the original principal amount of $62,500 (the “ClearThink Note”). The ClearThink Note was originally issued by the Company to Alumni Capital LP on June 6, 2022 and subsequently assigned by Alumni Capital LP to ClearThink Capital Partners LLC on February 23, 2023 pursuant to that certain Note Purchase Agreement dated February 23, 2023 by and between Alumni Capital LP and ClearThink Capital Partners LLC.

[End of Schedule 3(c)]

Schedule 3(r)

Broker Fees

Cash fee to Spartan Capital: $93,000 (6% of Purchase Price)

Schedule 3(u)

Title to Property; Liens

The Company leases various properties and office locations, but no landlord has the right of possession or any lien on any of the building contents.

The following Original Issue Discount Senior Secured Convertible Promissory Notes issued by the Company and held by the parties indicated below are secured by all assets of the Company and each of its Subsidiaries, subject to the Arena-Walleye Intercreditor Agreement:

1.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP issued as of December 10, 2020 in the original principal amount of $102,538.10
2.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of December 10, 2020 in the original principal amount of $2,675,239.10
3.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP, issued as of May 17, 2021 in the original principal amount of $306,865.22
4.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of May 17, 2021 in the original principal amount of $1,193,134.78

Schedule 3(z)

Indebtedness Schedule

1.	Convertible Note held by Walleye Special Opportunities Fund Ltd issued as of August 30, 2022 in the original principal amount of $385,000
2.	Convertible Note held by Blue Lake Partners, LLC issued as of March 22, 2022 in the original principal amount of $250,000
3.	Convertible Note held by Mast Hill Fund, L.P. issued as of March 22, 2022 in the original principal amount of $350,000
4.	Convertible Note held by Fourth Man, LLC issued as of April 22, 2022 in the original principal amount of $150,000
5.	Arena Original Issue Discount Senior Secured Convertible Promissory Notes – All of the following Original Issue Discount Senior Secured Convertible Promissory Notes held by ASOF or ASOP I, as applicable, are currently in default, subject to the Arena Can-B Forbearance Agreement and Arena Can-B Assignment Agreement:

a.	Arena Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP issued as of December 10, 2020 in the original principal amount of $102,538.10
b.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of December 10, 2020 in the original principal amount of $2,675,239.10
c.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP, issued as of May 17, 2021 in the original principal amount of $306,865.22
d.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of May 17, 2021 in the original principal amount of $1,193,134.78

6.	Additional indebtedness of the Company and/or its Subsidiaries pursuant to the Arena Can-B Assignment Agreement and Arena Can-B Forbearance Agreement, as applicable.
7.	ClearThink Convertible Promissory Notes – All of the following Convertible Promissory Notes originally issued to Tysadco Partners, LLC have been amended and consolidated pursuant to that certain Amendment Modification to Convertible Promissory Note(s) dated as of January 31, 2023 by and between the Company and Tysadco Partners, LLC and are currently held by ClearThink Capital Partners LLC:

a.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Four Hundred Fifty Thousand and No/100 United States Dollars (US$450,000) dated February 25, 2022 and amended to Four Hundred Ninety-Five Thousand and No/100 United States Dollars (US$495,000) dated August 22, 2022
b.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Seventy-Five Thousand and No/100 United States Dollars (US$75,000) dated June 7, 2022 and amended to Eighty-Two Thousand Five Hundred and No/100 United States Dollars (US$82,500) dated January 31, 2023
c.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of One Hundred Ten Thousand and No/100 United States Dollars (US$110,000) dated August 12, 2022
d.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Sixty-Five Thousand and No/100 United States Dollars (US$65,000) dated September 19, 2022
e.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Fifty Thousand and No/100 United States Dollars (US$50,000) dated November 1, 2022
f.	Convertible Promissory issued to Tysadco Partners, LLC in the original principal amount of Fifty Thousand and No/100 United States Dollars (US$50,000) dated January 12, 2023

8.	$150,000 Unsecured Promissory Note held by Karl Zarse, issued as of February 11, 2022 in the original principal amount of $150,000
9.	Unsecured Promissory Note held by Fred Finocchiaro dated as of November 18, 2021 in the original principal amount of $100,000
10.	Unsecured Promissory Note I held by Fred Finocchiaro dated as of January 12, 2023 in the original principal amount of $50,000
11.	Promissory Note held by TWS Pharma, LLC dated August 12, 2021 in the original principal amount of $1,250,000

12.	Indebtedness owing to White Hair Solutions, LLC in the amount of $221,065 relating to the purchase of inventory in connection with that certain Asset Purchase Agreement dated as of August 13, 2021 by and between Can B Corp. as buyer and Music City Botanicals, LLC as seller, as evidenced by that certain Amendment to Asset Purchase Agreement dated as of March 23, 2022 by and between Music City Botanicals, LLC, White Hair Solutions, LLC and Can B. Corp.
13.	$250,000 in indebtedness owing to Emergent Health
14.	Promissory Note dated June 6, 2022 held by ClearThink Capital Partners LLC in the original principal amount of $62,500 (the “ClearThink Note”). The ClearThink Note was originally issued by the Company to Alumni Capital LP on June 6, 2022 and subsequently assigned by Alumni Capital LP to ClearThink Capital Partners LLC on February 23, 2023 pursuant to that certain Note Purchase Agreement dated February 23, 2023 by and between Alumni Capital LP and ClearThink Capital Partners LLC.
15.	Promissory Note dated February 22, 2023, in the original principal amount of $225,000.049 by and between the Company and Todd Hackett (the “New Hackett Note”). Pursuant to the New Hackett Note, upon receipt by Todd Hackett of a payment in the amount of $107,500 by no later than February 28, 2023, all rights and obligations of the Company and Todd Hackett under (i) that certain Promissory Note dated October 14, 2022 by and between the Company and Todd Hackett and (ii) that certain Securities Purchase Agreement dated October 14, 2022 by and between the Company and Todd Hackett shall be terminated effective as of February 22, 2023.
16.	Promissory Note dated February 22, 2023, in the original principal amount of 132,500 by and between the Company and Ray Vollintine (the “New Vollintine Note”). Pursuant to the New Vollintine Note, upon receipt by Ray Vollintine of a payment in the amount of $75,000 by no later than February 28, 2023, all rights and obligations of the Company and Ray Vollintine under (i) that certain Promissory Note dated November 17, 2022 by and between the Company and Ray Vollintine and (ii) that certain Securities Purchase Agreement dated November 17, 2022 by and between the Company and Ray Vollintine shall be terminated effective as of February 22, 2023.
17.	Promissory Note dated February 22, 2023 in the original principal amount of $104,675 by and between the Company and Bruce Evans (the “New Evans Note”). Pursuant to the New Evans Note, upon receipt by Bruce Evans of a payment in the amount of $50,000 by no later than February 28, 2023, all rights and obligations of the Company and Bruce Evans under (i) that certain Promissory Note dated October 14, 2022 by and between the Company and Bruce Evans and (ii) that certain Securities Purchase Agreement dated October 14, 2022 by and between the Company and Bruce Evans shall be terminated effective as of February 22, 2023.

[End of Schedule 3(z)]

Schedule 7(i)

Existing indebtedness subject to amendments and waivers

1.	Convertible Note held by Blue Lake Partners, LLC issued as of March 22, 2022 in the original principal amount of $250,000
2.	Convertible Note held by Mast Hill Fund, L.P. issued as of March 22, 2022 in the original principal amount of $350,000
3.	Convertible Note held by Fourth Man, LLC issued as of April 22, 2022 in the original principal amount of $150,000
4.	Arena Original Issue Discount Senior Secured Convertible Promissory Notes – All of the following Original Issue Discount Senior Secured Convertible Promissory Notes held by ASOF or ASOP I, as applicable, are currently in default, subject to the Arena Can-B Forbearance Agreement and Arena Can-B Assignment Agreement:

a.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP issued as of December 10, 2020 in the original principal amount of $102,538.10
b.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of December 10, 2020 in the original principal amount of $2,675,239.10
c.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Fund, LP, issued as of May 17, 2021 in the original principal amount of $306,865.22
d.	Original Issue Discount Senior Secured Convertible Promissory Note held by Arena Special Opportunities Partners I, LP, issued as of May 17, 2021 in the original principal amount of $1,193,134.78

5.	ClearThink Convertible Promissory Notes – All of the following Convertible Promissory Notes originally issued to Tysadco Partners, LLC have been amended and consolidated pursuant to that certain Amendment Modification to Convertible Promissory Note(s) dated as of January 31, 2023 by and between the Company and Tysadco Partners, LLC and are currently held by ClearThink Capital Partners LLC:

a.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Four Hundred Fifty Thousand and No/100 United States Dollars (US$450,000) dated February 25, 2022 and amended to Four Hundred Ninety-Five Thousand and No/100 United States Dollars (US$495,000) dated August 22, 2022
b.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Seventy-Five Thousand and No/100 United States Dollars (US$75,000) dated June 7, 2022 and amended to Eighty-Two Thousand Five Hundred and No/100 United States Dollars (US$82,500) dated January 31, 2023
c.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of One Hundred Ten Thousand and No/100 United States Dollars (US$110,000) dated August 12, 2022
d.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Sixty-Five Thousand and No/100 United States Dollars (US$65,000) dated September 19, 2022
e.	Convertible Promissory Note issued to Tysadco Partners, LLC in the original principal amount of Fifty Thousand and No/100 United States Dollars (US$50,000) dated November 1, 2022
f.	Convertible Promissory issued to Tysadco Partners, LLC in the original principal amount of Fifty Thousand and No/100 United States Dollars (US$50,000) dated January 12, 2023

6.	$150,000 Unsecured Promissory Note held by Karl Zarse, issued as of February 11, 2022 in the original principal amount of $150,000
7.	Unsecured Promissory Note held by Fred Finocchiaro dated as of November 18, 2021 in the original principal amount of $100,000
8.	Unsecured Promissory Note I held by Fred Finocchiaro dated as of January 12, 2023 in the original principal amount of $50,000
9.	Promissory Note held by TWS Pharma, LLC dated August 12, 2021 in the original principal amount of $1,250,000
10.	Indebtedness owing to White Hair Solutions, LLC in the amount of $221,065 relating to the purchase of inventory in connection with that certain Asset Purchase Agreement dated as of August 13, 2021 by and between Can B Corp. as buyer and Music City Botanicals, LLC as seller, as evidenced by that certain Amendment to Asset Purchase Agreement dated as of March 23, 2022 by and between Music City Botanicals, LLC, White Hair Solutions, LLC and Can B. Corp.
11.	Promissory Note dated June 6, 2022 held by ClearThink Capital Partners LLC in the original principal amount of $62,500 (the “ClearThink Note”). The ClearThink Note was originally issued by the Company to Alumni Capital LP on June 6, 2022 and subsequently assigned by Alumni Capital LP to ClearThink Capital Partners LLC on February 23, 2023 pursuant to that certain Note Purchase Agreement dated February 23, 2023 by and between Alumni Capital LP and ClearThink Capital Partners LLC.

[End of Schedule 7(i)]

Schedule 7(j)

Registration Rights Agreements and Securities Purchase Agreements granting Registration Rights

Subject to Waiver

1.	Registration Rights Agreement dated as of March 22, 2022, by and between Can B Corp. and Mast Hill, Fund, L.P.

2.	Securities Purchase Agreement dated as of March 22, 2022, by and between Can B Corp. and Mast Hill, Fund, L.P.

3.	Registration Rights Agreement dated as of April 22, 2022, by and between Can B Corp. and Fourth Man, LLC

4.	Securities Purchase Agreement dated as of April 22, 2022, by and between Can B Corp. and Fourth Man, LLC

5.	Registration Rights Agreement dated as of March 22, 2022, by and between Can B Corp. and Blue Lake Partners, LLC

6.	Securities Purchase Agreement dated as of March 22, 2022, by and between Can B Corp. and Blue Lake Partners, LLC

7.	Registration Rights Agreement dated as of December 10, 2020, by and between Can B Corp. and Arena Special Opportunities Fund, LP

8.	Registration Rights Agreement dated as of December 10, 2020, by and between Can B Corp. and Arena Special Opportunities Partners I, LP

9.	Registration Rights Agreement dated as of June 6, 2022, by and between Can B Corp. and Alumni Capital LP

10.	Securities Purchase Agreement dated as of April 22, 2022, by and between Can B Corp. and Alumni Capital LP

11.	Registration Rights Agreement dated as of May 17, 2021, by and between Can B Corp. and Arena Special Opportunities Fund, LP

12.	Registration Rights Agreement dated as of May 17, 2021, by and between Can B Corp. and Arena Special Opportunities Partners I, LP